Exhibit 99.1

LiveRamp to Acquire Habu to Accelerate the Power of Data Collaboration

●	Establishes industry-leading interoperable platform for data collaboration across all clouds and walled gardens globally

●	Strategically expands collaboration network and drives further adoption of core identity and connectivity solutions

●	Preliminary Q3 FY24 revenue and operating income above the Company’s prior guide

●	Conference call today at 2:30 PM PT (5:30 PM ET)

SAN FRANCISCO, Calif., January 17, 2024 — LiveRamp® (NYSE: RAMP), the leading data collaboration platform, today announced that it has entered into a definitive agreement to acquire Habu, a data clean room software provider, in a cash and stock transaction valued at approximately $200 million. The acquisition will further accelerate LiveRamp’s ability to offer global data collaboration at scale, across all clouds and walled gardens, solving fundamental challenges for customers while also unlocking powerful measurement and analytics use cases.

Global brands and media companies use Habu’s technology to securely share first-party customer data with business partners and publishers to enable more effective and personalized marketing.

Companies are overwhelmed with data and even the most sophisticated companies find it challenging to fully realize the value of their data. Today, data still sits in operational silos, making it difficult to leverage internally and even more so with external partners. The combination of LiveRamp and Habu solves these structural challenges by connecting data and making it interoperable across all clouds, walled gardens, and clean room environments while maintaining privacy and governance protocols.

“LiveRamp enables next-generation data collaboration that delivers unmatched brand and business value. Through this acquisition, we will further empower our customers to unlock insights, use cases, and revenue streams by seamlessly connecting data and deepening measurement, across any platform or partner they prefer,” said Scott Howe, CEO of LiveRamp. “Habu shares our vision, and together, we will help more global enterprises benefit from the transformative power of data collaboration."

The Habu acquisition will allow LiveRamp to deliver differentiated capabilities to customers to:

●	Streamline and simplify cross-cloud collaboration by seamlessly connecting data across clouds, warehouses, and clean rooms while reducing complexity and IT infrastructure constraints.

●	Achieve a first-of-its-kind, single view of measurement across any walled garden, programmatic channel, or media partner, including media networks and all major CTV and TV platforms.

●	Access enhanced enterprise identity and connectivity solutions to break down data silos and navigate signal loss and evolving privacy regulation with confidence.

●	Expand LiveRamp’s industry leading data collaboration network, enabling global connectivity to the world's most scaled network of publishers, walled gardens, retailers, brands, and agencies.

●	Advance AI initiatives through greater data access to train and optimize analytical models that inform marketing decisions and enable other enterprise use cases.

Matt Kilmartin, CEO of Habu, added, “LiveRamp and Habu approached the data collaboration market with two complementary strategies that share the common goal of creating the largest data collaboration network rooted in privacy. As we look ahead to our next chapter as part of LiveRamp, we’re as committed as ever to our mission of paving the way for the next frontier of responsible data collaboration.”

The Habu team will help lead LiveRamp’s data collaboration strategy, reporting to LiveRamp’s Chief Revenue Officer, Vihan Sharma.

To learn more about LiveRamp’s acquisition of Habu, please visit this website.

Shareholder Value and Financial Impact

Under the terms of the agreement, LiveRamp will acquire Habu for approximately $200 million, subject to customary adjustments, consisting of approximately $170 million in cash to be paid at closing and the remaining consideration in the form of LiveRamp stock related to unvested stock awards and holdback agreements with certain key employees that will vest in future periods. In addition, approximately $16 million of restricted stock unit awards will be extended at closing to continuing employees for retention purposes.

The addition of Habu will extend LiveRamp’s lead in data collaboration, driving accelerated growth and value for LiveRamp shareholders in the form of:

●	Greater cross-sell and upsell. The combined capabilities will unlock several powerful and new cloud and walled garden clean room use cases for existing customers. In addition, it will provide the opportunity to extend LiveRamp’s core identity and connectivity products across a rapidly scaling collaboration network, driving additional usage of the LiveRamp platform.

●	New customer acquisition. Offering a simple, cross-cloud user interface and enhanced self-service capabilities will enable LiveRamp to better address a broader set of customers, including non-technical mid-market organizations.

●	Global expansion. Habu’s network of walled garden and premium publishers span 200+ markets globally, which will accelerate LiveRamp’s international expansion efforts.

●	New use cases across the enterprise. Frictionless cross-cloud capabilities will enable new data collaboration use cases outside of marketing, such as supply chain optimization and inventory management.

LiveRamp expects the acquisition, inclusive of revenue synergies, to deliver approximately $18 million in revenue in FY25 and to help accelerate the Company’s progress toward Rule of 40 achievement.

The transaction is expected to be completed in LiveRamp’s fiscal fourth quarter. The transaction is not expected to have a material impact on LiveRamp’s fiscal 2024 revenue and non-GAAP operating income results. The Company expects the transaction to negatively impact GAAP operating income as a result of higher non-cash stock compensation, purchased intangible amortization and one-time transaction related expenses. LiveRamp will provide an updated outlook for the remainder of fiscal 2024 when it releases its complete third quarter results on February 8, 2024.

Evercore is acting as the exclusive financial advisor to LiveRamp, and Baker McKenzie is acting as legal counsel to LiveRamp. Goldman Sachs is acting as the exclusive financial advisor to Habu, and Gunderson Dettmer is acting as legal counsel to Habu.

Preliminary Results for Third Quarter Fiscal 2024

LiveRamp today also provided preliminary financial results for its fiscal 2024 third quarter ended December 31, 2023.

“We had a strong fiscal third quarter, with preliminary revenue and operating income results significantly exceeding our guidance,” said CFO Lauren Dillard. “Additionally, our forward sales momentum continued, giving us increasing confidence as we look ahead to fiscal 2025.”

For the third quarter, the Company expects to report:

●	Revenue of approximately $174 million, an increase of 10% year-on-year and ahead of the prior expectation of $165 million. The upside relative to guidance was driven by both Subscription and Marketplace & Other revenue.

●	Operating income of approximately $15 million, above the Company’s prior expectation of $8 million.

●	Non-GAAP operating income of approximately $36 million, above the Company’s prior expectation of $29 million.

A reconciliation between GAAP and non-GAAP operating income is provided in the appendix to this press release.

This unaudited financial information above is based on preliminary estimates and information as of the date hereof and is subject to revision in connection with the Company's financial closing procedures and finalization of the Company's financial statements for its fiscal 2024 third quarter. Actual results for the third quarter may differ materially from these preliminary unaudited financial results.

The Company will provide additional details about its third quarter results on its upcoming earnings call on February 8, 2024.

Conference Call

LiveRamp will hold a conference call today at 2:30 PM PT (5:30 PM ET) to further discuss the acquisition. The conference call will be webcast live on the Company’s website www.investors.liveramp.com and will be available for replay. The conference call is also accessible via telephone by dialing 1(888) 414-4513 or 1(646) 960-0379 for international callers and using Conference ID code 639477.

A slide presentation will be referenced during the call and is available here.

About LiveRamp

LiveRamp is the data collaboration platform of choice for the world’s most innovative companies. A groundbreaking leader in consumer privacy, data ethics, and foundational identity, LiveRamp is setting the new standard for building a connected customer view with unmatched clarity and context while protecting precious brand and consumer trust. LiveRamp offers complete flexibility to collaborate wherever data lives to support the widest range of data collaboration use cases—within organizations, between brands, and across its premier global network of top-quality partners. Hundreds of global innovators, from iconic consumer brands and tech giants to banks, retailers, and healthcare leaders, turn to LiveRamp to build enduring brand and business value by deepening customer engagement and loyalty, activating new partnerships, and maximizing the value of their first-party data while staying on the forefront of rapidly evolving compliance and privacy requirements. LiveRamp is based in San Francisco, California with offices worldwide. Learn more at LiveRamp.com.

About Habu

Habu is a global leader in data clean room software, enabling companies to benefit from the value of data without the risk. Habu connects data internally and externally with other departments, partners, customers, and providers in privacy-safe and compliant ways for better collaboration, decision making, and results. The Company is headquartered in San Francisco, CA, and Boston, MA. For more information on Habu data collaboration solutions, visit www.habu.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain opinions, estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations for fiscal 2024 and beyond, closing, integrating and expected benefits of the Habu acquisition, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to interest rates, cost increases, the possibility of a recession, general inflationary pressure, geo-political circumstances that could result in increased economic uncertainties and the associated impacts of these potential events on our suppliers, customers and partners; the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners, including data suppliers; competition; rapidly changing technology’s impact on our products and services; attracting, motivating and retaining talent; risks that the agreement regarding the Habu acquisition may be modified or terminated prior to closing or that conditions to the acquisition may not be satisfied; and the possibility that we fail to fully realize the potential benefits of or have difficulty integrating Habu. Additional risks include maintaining our culture and our ability to innovate and evolve while operating in a hybrid work environment, with some employees working remotely at least some of the time within a rapidly changing industry, while also avoiding disruption from reductions in our current workforce as well as disruptions resulting from acquisition, divestiture and other activities affecting our workforce (including the Habu acquisition). Our global workforce strategy could possibly encounter difficulty and not be as beneficial as planned. Our international operations are also subject to risks, including the performance of third parties as well as impacts from war and civil unrest, that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ data and/or computer systems, or the risk that our current insurance coverage may not be adequate for such a breach, that an insurer might deny coverage for a claim or that such insurance will continue to be available to us on commercially reasonable terms, or at all, could be detrimental to our business, reputation and results of operations. Any time that an acquisition is made there are a multitude of risks including the challenges of integrating a business into the company including the loss of key personnel and customer disruption. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center or cloud hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in laws or regulations relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2023 ended March 31, 2023, and LiveRamp's Quarterly Reports on Form 10-Q issued in fiscal year 2024.

The financial information set forth in this press release reflects estimates based on information available at this time.

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

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For more information, contact:

LiveRamp Investor Relations

Investor.Relations@LiveRamp.com

ERAMP

LiveRamp® and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS (1)

For the Three Months Ended December 31, 2023

(Unaudited)

(Dollars in millions)

Income from continuing operations	15

Excluded items:
Purchased intangible asset amortization (cost of revenue)	1
Non-cash stock compensation (cost of revenue and operating expenses)	17
Restructuring charges (gains, losses, and other)	3

Total excluded items	21

Income from continuing operations before excluded items	36

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

APPENDIX A

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

Q3 FISCAL 2024 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, income (loss) from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for employees whose positions were eliminated, lease and other contract termination charges, and asset impairments. These items, as well as third party expenses associated with business acquisitions in the current year, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.